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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-Q (continued)

                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

                                   Three Months Ended       Six Months Ended
                                        June 30,                June 30,
                                  2008          2007        2008         2007
                                 -------       -------     -------      -------
                                     (in thousands, except per share data)
BASIC

Net Income                       $   275       $   536     $   515      $ 1,194
/ Weighted Average Shares          3,731         3,868       3,729        3,925
                                 -------       -------     -------      -------
Basic Earnings Per Share         $  0.07       $  0.14     $  0.14      $  0.30
                                 =======       =======     =======      =======

DILUTED

Net Income                       $   275       $   536     $   515      $ 1,194
/ Weighted Average Shares          3,735         3,919       3,731        3,981
                                 -------       -------     -------      -------
Diluted Earnings Per Share       $  0.07       $  0.14     $  0.14      $  0.30
                                 =======       =======     =======      =======